IOWA DEPARTMENT OF ECONOMIC DEVELOPMENT
ENTERPRISE ZONE (EZ) PROGRAM AGREEMENT


   =====================================================================
       EZ AGREEMENT NUMBER:                  05-EZ-37

       APPLICATION APPROVAL DATE:            June 28, 2005

       AGREEMENT EFFECTIVE DATE:             June 28, 2005

       ENTERPRISE ZONE NAME:               Kossuth County/Algona EZ-1

                             Hydrogen Engine Center
       ZONE CERTIFICATION DATE:                 October 17, 2002
       ZONE EXPIRATION DATE:                    October 17, 2012

   =====================================================================

         THIS ENTERPRISE ZONE ("EZ") AGREEMENT is made by and among the IOWA DEPARTMENT OF ECONOMIC DEVELOPMENT, 200 East Grand Avenue, Des Moines, Iowa 50309 ("Department" or "IDED"), Kossuth County ("Community"), 114 West State Street, Algona, Iowa 50511, and Hydrogen Engine Center ("Business"), 602 E. Fair St., Algona, Iowa 50511.

         WHEREAS, the purpose of the Enterprise Zone Program is to promote new economic development in economically distressed areas; and

         WHEREAS, the Community has designated and the Department has certified the Enterprise Zone identified above; and

         WHEREAS, eligible businesses locating or located in an enterprise zone are authorized under this program to receive certain tax incentives and assistance and Business has located, or will locate, within the certified Enterprise Zone; and

         WHEREAS, the Enterprise Zone Commission responsible for the above-identified Zone has recommended approval and the Department has found the Business's application to be consistent with the Act's eligibility requirements; and

         NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, it is agreed as follows:

                                    ARTICLE I
                                   DEFINITIONS

         As used in this Agreement, the following terms shall apply:

         1.1 "Act" means 2003 Iowa Code sections 15E.191 through 15E.196 as amended by 2004 Iowa Acts, Senate File 2290.

         1.2. "Agreement Effective Date" means the date this Agreement becomes effective and the Business is authorized to receive program benefits.

         1.3 "Agreement Expiration Date" means the date this Agreement ceases to be in force and effect. This Agreement shall remain in effect while the Business initially satisfies its job creation requirements and then for a ten (10) year job maintenance requirement period as specified under Article 4.1.

         1.4 "Application Approval Date" means the date, as identified in the text box above, on which the Director of the IDED approved the Business's Enterprise Zone application.

      EZ Agreement # 05-EZ-37
      Hydrogen Engine Center
      Page 2 of 9

         1.5 "Annual Base Rent" means the Business' annual lease payment minus taxes, insurance, and operating or maintenance expenses.

         1.6 "Application Approval Date" means the date, as identified above, on which the Director of the IDED approved the Business' Application for Financial Assistance.

         1.7     "Board" means the IDED Board.

         1.8 "Commission" or "Enterprise Zone Commission" means the enterprise zone commission established by the Community responsible for the designated enterprise zone.

         1.9 "Enterprise Zone" means the site within the Community certified by the Board for the purpose of attracting private investment within economically distressed counties or areas of cities within the state.

         1.10 "Full-time Equivalent (FTE) Job" means the employment of one person:

         a) For 8 hours per day for a 5-day, 40-hour workweek for 52 weeks per year, including paid holidays, vacations and other paid leave, or
         b) For the number of hours or days per week, including paid holidays, vacations and other paid leave, currently established by schedule, custom, or otherwise, as constituting a week of full-time work for the kind of service an individual performs for an employing unit

         1.11 "Project" means the activity, or set of activities, described in this Agreement and the Application for Financial Assistance approved by IDED.

         1.12 "Project Completion" means (1) the first date upon which the average annualized production of finished product for the preceding ninety-day period at the manufacturing facility operated by the Business within the Enterprise Zone is at least fifty percent of the initial design capacity of the facility; or (2) for existing or non-manufacturing facilities, the date of completion of all improvements included in the Project.

         1.13 "Project Jobs" means the 41 new Full-time Equivalent (FTE) jobs created by the location or expansion of the Business in the Enterprise Zone.

                                   ARTICLE II
                            ENTERPRISE ZONE BENEFITS

         2.1 Benefits Available. The following Enterprise Zone benefits are available to the Business under this Agreement:

         (a) Supplemental New Jobs Credit. As provided in Iowa Code section 15.331, the Business is eligible to claim a supplemental new jobs credit from withholding in an amount equal to 1 1/2 percent of the gross wages paid by the Business. The supplemental new jobs credit available under this program is in addition to and not in lieu of the program and withholding credit of 1 1/2 percent authorized under Iowa Code chapter 260E.

         Additional new jobs created by the project, beyond those that were agreed to in Article IV, Section 4.1 of this Agreement, are eligible for the additional 1 1/2 percent withholding credit as long as those additional jobs meet the local Enterprise Zone wage eligibility criteria and are an integral part or a continuation of the Project. Approval and administration of the supplemental new jobs credit shall follow existing procedures established under Iowa Code chapter 260E.

         (b) Value-Added Property Tax Exemption. The Community has approved an exemption from taxation all or a portion of the value added to the property upon which the Business locates or expands in the Enterprise Zone and which is used in the operation of the Business. The amount of the exemption is as detailed in Attachment C, "County Board of Supervisors or City Council" Resolution Authorizing Property Tax Exemptions for the Enterprise Zone."

      EZ Agreement # 05-EZ-37
      Hydrogen Engine Center
      Page 3 of 9


         (c) Investment Tax Credit. The Business may claim an investment tax credit as provided in Iowa Code section 15.333. An investment tax credit may be claimed of up to a maximum of ten percent (10%) of the new investment which is directly related to the Project Jobs created by the location or expansion of the Business in the Enterprise Zone. The Business may not claim an investment tax credit for capital expenditures above the amount stated in Article IV, Section
4.3 of this Agreement. The credit is to be taken in the year the qualifying asset is placed in service. Any credit in excess of the tax liability for the tax year may be credited to the tax liability for the following seven years or until depleted, whichever occurs earlier.

         The capital expenditures eligible for the investment tax credit are:

         (i) The purchase price of real property and any existing buildings and structures located on the real property.
         (ii) The cost of improvements made to real property which is used in operation of the Business.
        (iii) The costs of manufacturing machinery and equipment and computers, as defined in Iowa Code section 427A.1(1) "e" and "j" which are purchased for use in the operation of the Business and which the purchase price have been depreciated in accordance with generally accepted accounting principles.
         (iv) Ten (10) years of Annual Base Rent payments provided the cumulative cost of these payments does not exceed the cost of the land and the third-party developer's costs to build or renovate the building.

         (d) Additional Research Activities Credit. The Business is eligible to claim an additional research activities credit as provided in Iowa Code section
15.335. This benefit is a tax credit for increasing research activities in this state during the period the Business is participating in the program. For purposes of claiming this credit, a business is considered to be "participating in the program" for a period of ten (10) years from the date the Business' application was approved by the Department. The credit may equal up to six and one-half percent (6.5%) of the State's apportioned share of the qualifying expenditures for increasing research activities and is in addition to the credit authorized in Iowa Code sections 422.10 and 422.33(5). Any tax credit in excess of the tax liability may be refunded to the Business with interest or, at its election, credited to its tax liability the following year.

         (e) Refund Of Sales, Service And Use Taxes Paid To Contractors Or Subcontractors. The Business is eligible for a refund of sales, service and use taxes paid to contractors and subcontractors as authorized in Iowa Code section 15.331A.

         (i) The Business may apply for a refund of the sales and use taxes paid under Iowa Code chapters 422 and 423 for gas, electricity, water or sewer utility services, goods, wares, or merchandise, or on services rendered, furnished, or performed to or for a contractor or subcontractor and used in the fulfillment of a written contract relating to the construction or equipping of a facility within the Enterprise Zone.
         (ii) Taxes attributable to intangible property and furniture and furnishings shall not be refunded.

         To receive a refund of the sales, service and use taxes paid to contractors or subcontractors, the Business must, within one year after project completion, make an application to the Iowa Department of Revenue (IDR).

         2.2 Duration Of Benefits. The Enterprise Zone designation shall remain in effect for ten years following the date of certification. Any state or local incentives or assistance that may be conferred must be conferred before the designation expires. However, the benefits of the incentive or assistance may continue beyond the expiration of the Enterprise Zone designation.

         2.3 Benefits Not Available. The following Enterprise Zone benefits are not available to the Business under this agreement:

         (a) Refund of Taxes Attributable to Racks, Shelving, and Conveyor Equipment. The Business is eligible for a refund of sales and use taxes paid on the purchase of racks, shelving, and conveyor equipment as authorized in Iowa Code section 15.331A. The Business may apply for a refund of Iowa sales and use taxes paid on the purchase of racks, shelving, and conveyor equipment to be used in a warehouse or distribution center. In order to receive the refund, the Business shall submit the required forms to IDED. IDED will review the refund

      EZ Agreement # 05-EZ-37
      Hydrogen Engine Center
      Page 4 of 9

request to ensure that the issuance of a refund would not exceed statutory limits and then forward the refund request to the IDR for processing.


                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF BUSINESS

         To induce the Department and the Community to authorize Enterprise Zone benefits referred to in this Agreement, the Business represents, covenants and warrants that:

         3.1 Authority. The Business is a corporation duly organized and validly existing under the laws of its state of incorporation and is in good standing, and has complied with all applicable laws of the State of Iowa. The Business is duly authorized and empowered to execute and deliver this Agreement. All action on the Business's part (e.g. where required, appropriate resolution of its Board of Directors) for the execution and delivery of this Agreement, has been effectively taken.

         3.2 Business Information. All financial statements and related materials concerning the Business and the Project provided to the Department and the Community are true and correct in all material respects and completely and accurately represent the subject matter thereof as of the effective date of the statements and related materials, and no material adverse change has occurred since that date.

         3.3 Application. The contents of the application the Business submitted to the Department for Enterprise Zone program benefits (Attachment A) is a complete and accurate representation of the Business and the Project as of the date of submission and there has been no material adverse change in the organization, operation, business prospects, fixed properties or key personnel of the Business since the date the Business submitted its application to the Department.

         3.4 Claims And Proceedings. There are no actions, lawsuits or proceedings pending or, to the knowledge of the Business, threatened against the Business affecting in any manner whatsoever its rights to execute this Agreement or to otherwise comply with the obligations of the Business contained under this Agreement. There are no actions, lawsuits or proceedings at law or in equity, or before any governmental or administrative authority pending or, to the knowledge of the Business, threatened against or affecting the Business' ability to proceed with the Project.

         3.5 Permits. All necessary permits have been issued or will be applied for in a timely manner with reasonable expectation that they will be issued.


                                   ARTICLE IV
                CONDITIONS TO RECEIPT OF ENTERPRISE ZONE BENEFITS

         The  Enterprise  Zone  Benefits  authorized  under  Article  II of this
Agreement are available to the Business provided the Business, (and where applicable, the Community) satisfies each of the following conditions:

         4.1 Job Creation And  Maintenance.  The Business shall create forty-one
(41) full-time positions at the Project site within three (3) years of the Effective Date of this Agreement. The Business shall maintain the Project Jobs for a period of ten (10) years from the date the Business first meets its job creation obligation. The Business shall develop and maintain a list of all the Project Jobs.

         4.2 Average Wage. The Business shall pay an average wage of $23.89/hr. for the Project Jobs.

         4.3 Investment. Within three (3) years of the Effective Date of this Agreement, the Business shall make a capital investment of at least $943,316 within the Enterprise Zone.

         4.4 Medical And Dental Insurance. The Business provides all full-time employees with the option of choosing one of the following:

      EZ Agreement # 05-EZ-37
      Hydrogen Engine Center
      Page 5 of 9

         (a)  The Business shall pay 80 percent of both of the following:

              (i) the cost of a standard medical insurance plan, and
             (ii) the cost of a standard dental insurance plan or an equivalent plan;

         (b) The Business provides the employee with a monetarily equivalent plan to the plans provided in "a".

         4.5 Reserved for additional Commission standards

         4.6 Business Retention. The Business shall have and maintain Project operations contemplated by this Agreement within the Community at least through the Agreement Expiration Date.

         4.7 Records And Accounts. The Business shall maintain job data information, books, records, documents and other evidence concerning the Project, in sufficient detail to permit the Department and the Community to assess compliance with the terms of this Agreement. The Business shall retain the aforementioned records for a period of three (3) years from the Agreement Expiration Date.

         4.8 Access To Records/Inspections. The Business shall, upon prior reasonable notice and at any time (during normal business hours), permit the Community and its representatives and the Department, its representatives or the State Auditor to examine, audit and/or copy
         (i)  any plans and work details pertaining to the Project,
        (ii) all of the Business' books, records and accounts relating to the Project, and
       (iii)  all other documentation or materials related to this Agreement.

         The Business shall provide proper facilities for making such examination and/or inspection. Records of the Business furnished to the Department in connection with this Project are subject to the provisions of Iowa Code chapter 22 and administrative rules adopted by the Department concerning public records and requests for confidential treatment of records.

         4.9 Notice Of Proceedings. The Business shall promptly notify the Community and IDED of the initiation of any claims, lawsuits, bankruptcy proceedings or other proceedings brought against the Business which would adversely impact the Project.

         4.10   Reports; Community Monitoring/Reporting.

         (a) Authorization for Release of Confidential State Tax Information. The Business shall execute an Authorization for Release of Confidential State Tax Information form, to permit IDED to receive the Business' state tax information directly from the Iowa Department of Revenue for purposes of annually updating the Iowa Public Return on Investment Analysis for this Project. The Business shall submit to IDED any other information requested by IDED to update the Iowa Public Return on Investment Analysis for this Project.

         a) Compliance Report. The Business shall prepare, sign and submit the following compliance report:

                  Report                                      Due Date
                  ------                                      --------

                  Compliance Report         January 30

         The Business shall, for the length of its designation as an Enterprise Zone business, certify annually to the Community and the Department its compliance with the requirements of the Act. Documentation of compliance with the conditions detailed in Article IV shall be included with the annual certification.

         4.11 Notice Of Business Changes. The Business shall provide prompt advance notice to the Community and the Department of any proposed change in the Business ownership, structure or control which would materially and directly affect the Project.

      EZ Agreement # 05-EZ-37
      Hydrogen Engine Center
      Page 6 of 9

                                    ARTICLE V
                              DEFAULT AND REPAYMENT

         5.1 Events Of Default. Enterprise Zone benefits described in Article II are only available to the Business to the extent the Business satisfies the conditions described in Article IV. Any of the following shall constitute an Event of Default under this Agreement:

         (a) Material Misrepresentation. If at any time any representation, warranty or statement made or furnished to the Department or the Community by, or on behalf of, the Business in connection with this Agreement or to induce the Department or Community to be incorrect, false, misleading or erroneous in any material respect when made or furnished.

         (b) Breach Of Agreement. If there is a failure of the Business to comply with any of the covenants, terms or conditions contained in this Agreement.

         (c) Relocation Or Abandonment. If there is a relocation or abandonment of the Business or jobs created under the Project and the Business fails to renew operation of the Business within the Enterprise Zone within 30 days. If the relocation or abandonment is due to a natural disaster (e.g. flood, tornado), the Business shall have 120 days to renew operations within the Enterprise Zone.

         (d) Insolvency Or Bankruptcy. If the Business becomes insolvent or bankrupt, or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or the Business applies for or consents to the appointment of a trustee or receiver for the Business or for the major part of its property; or if a trustee or receiver is appointed for the Business or for all or a substantial part of the assets of the Business and the order of such appointment is not discharged, vacated or stayed within sixty (60) days after such appointment; or if bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Business and, if instituted against the Business, is consented to, or, if contested by the Business is not dismissed by the adverse parties or by an order, decree or judgment within sixty (60) days after such institution.

         5.2    Notice Of Default.

         (a) From Department. If, through the annual certification report or other means, the Department has reason to believe the Business is in default of the terms of this Agreement, the Department will issue a written notice of default to the Business, setting forth the nature of the default in reasonable specificity, and providing therein a reasonable period of time, which shall not be less than 30 days from the date of the notice of default, in which the Business shall have an opportunity to cure, provided that cure is possible and feasible. A copy of any Notice of Default will also be provided to the Community and Department of Revenue.

         (b) From Community. If, through monitoring, auditing or other means, the Community has reason to believe the Business is in default of the terms of this Agreement, the Community will issue a written notice of default to the Business, setting forth the nature of the default in reasonable specificity, and providing therein a reasonable period of time, which shall not be less than 30 days from the date of the notice of default, in which the Business shall have an opportunity to cure, provided that cure is possible and feasible. A copy of any Notice of Default will also be provided to the Department and Department of Revenue.

         5.3 Repayment. If the Business has received incentives or assistance under the Act and fails to meet and maintain any one of the requirements of the Act, the Administrative Rules or Article IV of this Agreement, the Business is subject to repayment of all or a portion of the incentives and assistance that it has received.

         (a) Job creation shortfall. If the Business does not meet its job creation requirement, repayment shall be calculated as follows:
                (i) If the Business has met 50 percent or less of the requirement, the Business shall repay the same percentage in benefits as the Business failed to create in jobs.

      EZ Agreement # 05-EZ-37
      Hydrogen Engine Center
      Page 7 of 9

                (ii) If the Business has met more than 50 percent, but not more than 75 percent of the requirement, the Business shall repay one-half of the percentage in benefits as the Business failed to create in jobs.
                (iii) If the  Business has met more than 75 percent but not more than 90 percent of the requirement, the Business shall repay one-quarter of the percentage in benefits as the Business failed to create in jobs.
                (iv) If the Business has not met the minimum job creation requirement of ten (10) new full-time jobs, the Business shall repay all of the incentives and assistance that it has received.

         (b) Wages and benefits. If the Business fails to comply with the wage or benefit requirements, the Business shall not receive Enterprise Zone benefits for each year during which the Business is not in compliance.

         (c) Capital Investment. If the Business does not meet the capital investment requirement, repayment shall be calculated as follows:
                (i) If the Business has met 50 percent or less of the requirement, the Business shall repay the same percentage in benefits as the Business failed to invest.
                (ii) If the Business has met more than 50 percent but not more than 75 percent of the requirement, the Business shall repay one-half of the percentage in benefits as the Business failed to invest.
                (iii) If the  Business has met more than 75 percent but not more than 90 percent of the requirement, the Business shall repay one-quarter of the percentage in benefits as the Business failed to invest.
                (iv) If the Business has not met the minimum investment requirement of $500,000 the Business shall repay all of the incentives and assistance that it has received.

         (d) Department of Revenue; community recovery. Once it has been established, through the Business' annual certification, monitoring, audit or otherwise, that the Business is required to repay all or a portion of the incentives received, the Department of Revenue and the Community shall collect the amount owed. The Community has the authority, pursuant to the Act, to take action to recover the value of taxes not collected as a result of the exemption provided by the Community to the Business. Department of Revenue has the authority, pursuant to the Act, to recover the value of state taxes or incentives provided under the Act. The value of state incentives provided under the Act includes applicable interest and penalties.

         5.4 Layoffs and Facility Closures. If the Business experiences a layoff within the State of Iowa or closes any of its Iowa facilities prior to receiving Enterprise Zone benefits, the Department may reduce or eliminate all or a portion of the benefits. If a business experiences a layoff within the State of Iowa or closes any of its Iowa facilities after receiving Enterprise Zone benefits, the Business shall be subject to repayment of all or a portion of the incentives and assistance that it has received.


                                   ARTICLE VI
                          GENERAL TERMS AND PROVISIONS

         6.1 Compliance With Laws And Regulations. The Business shall comply with all applicable State and federal laws, rules (including the administrative rules), ordinances, regulations and orders.

         6.2 Termination. This Agreement may be terminated by the Department or the Community: (a) in the event of an unremedied material Event of Default by the Business under Article V of this Agreement; (b) by mutual agreement of all parties.

         6.3 Survival Of Agreement. If any portion of this Agreement is held to be invalid or unenforceable, the remainder shall be valid and enforceable.

         6.4 Governing Law. This Agreement shall be interpreted in accordance with the law of the State of Iowa, and any action relating to this Agreement shall only be commenced in the Iowa District Court for Polk County or the United States District Court for the Southern District of Iowa.

      EZ Agreement # 05-EZ-37
      Hydrogen Engine Center
      Page 8 of 9

         6.5 Modification. This Agreement may only be modified by a written document signed by all Parties.

         6.6 Notices. Whenever this Agreement requires or permits any notice or written request by one party to another, it shall be in writing, enclosed in an envelope, addressed to the party to be notified at the address heretofore stated (or at such other address as may have been designated by written notice), properly stamped, sealed and deposited in the United States Mail. Any such notice given hereunder shall be deemed delivered upon the earlier of actual receipt or three (3) business days after posting. The Department may rely on the addresses of the Business and Community set forth heretofore, as modified from time to time, as being the addresses of the Community and Business.

         6.7 Waivers. No waiver by a party of any Event of Default hereunder shall operate as a waiver of any other Event of Default or of the same Event of Default on any future occasion. No delay on the part of a party in exercising any right or remedy hereunder shall operate as a waiver thereof. No single or partial exercise of any right or remedy by a party shall preclude future exercise thereof or the exercise of any other right or remedy.

         6.8 Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction and interpretation of this Agreement.

         6.9 Integration. This Agreement contains the entire understanding between the Community, Business and the Department and any representations that may have been made before or after the signing of this Agreement, which are not contained herein, are nonbinding, void and of no effect. None of the parties have relied on any such prior representation in entering into this Agreement.

         6.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

         6.11 Documents Incorporated By Reference. The following documents are hereby incorporated by reference:

         a. Attachment A, "Business's Application for Financial Assistance."
         b. Attachment B, "Enterprise Zone Commission Resolution Approving the Business' Enterprise Zone Application."
         c.  Attachment  C,  "County  Board  of   Supervisors  or  City  Council
             Resolution Authorizing Property Tax Exemptions for the Enterprise Zone."

         6.12 Order Of Priority. In the event of a conflict between documents of this Agreement, the following order of priority shall govern:

         a.  Articles 1 through 6 herein.
         b.  Attachment A, "Business's Application for Financial Assistance."
         c. Attachment B, "Enterprise Zone Commission Resolution Approving the Business's Enterprise Zone Application."
         d.  Attachment  C,  "County  Board  of   Supervisors  or  City  Council
             Resolution Authorizing Property Tax Exemptions for the Enterprise Zone."

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date first stated:

      EZ Agreement # 05-EZ-37
      Hydrogen Engine Center
      Page 9 of 9



FOR THE COMMUNITY:                         FOR IDED:
Kossuth County

/s/ Eugene Elsbecker                        /s/ Mary Lawyer
---------------------------------          -------------------------------------
Signature                                  Mary Lawyer, Acting Director

Eugene Elsbecker, Chair
---------------------------------
Type or Print Name, Title



FOR THE BUSINESS:
Hydrogen Engine Center


/s/ Theodore Hollinger
---------------------------------
Signature

Theodore Hollinger [President]
---------------------------------
Type or Print Name, Title